EXHIBIT 32.1
Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Scott D. Wollney, Chief Executive Officer of Atlas Financial Holdings Inc. (the "Company"), certifies in his capacity as an officer of the Company that he has reviewed the third amendment to the Annual Report of the Company on Form 10-K/A for the year ended December 31, 2011 (the “Report”) and that to the best of his knowledge:

1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2012

/s/ Scott D. Wollney
Scott D. Wollney
President, Chief Executive Officer and Director

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United
States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.